EXHIBIT g-1



                         AMENDMENT TO CUSTODIAN CONTRACT


         This Amendment to the Custodian Contract is made as of November 10, 2004, by and between SPECTRA FUND (the "Fund"), a Massachusetts business trust, and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of July 15, 1996 (as amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 22 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 23, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

3.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC"), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (B)(1) of Rule 17f-7.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Fund held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Fund.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Fund, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Fund responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Fund to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

                  (A) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (B) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (C) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence, and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

3.3      ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         33.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

3.4 ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon reasonable request of the Fund, the Custodian will use reasonable efforts to arrange for the independent accountants for the Fund to be afforded access to the books and records of any foreign banking institution employed as a Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian as the Foreign Custody Manager of the Fund.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

 "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from

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

any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi) For delivery in connection with any loans of foreign securities made by Fund, BUT ONLY against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

         (xii) For delivery in connection with any loans of foreign securities made by Fund to a third party lending agent, or the lending agent's custodian, in accordance with Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund; and

         (xiii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

         (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

         (iii) for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities;

         (viii) in connection with any repurchase agreement related to foreign securities; and

         (ix) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

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

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and
(ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.    LIABILITY OF FOREIGN SUB-CUSTODIANS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.    TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.    LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and,

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

regardless of whether assets are maintained in the custody of a Foreign Sub-custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                                STATE STREET BANK AND
                                             TRUST COMPANY

[JANET B. ALEXANDER SIG OMITTED]             By: [JOSEPH L. HOOLEY SIG OMITTED]
--------------------------------                 ------------------------------
Janet B. Alexander                           Name:  Joseph L. Hooley
Associate Counsel                            Title: Executive Vice President



WITNESSED BY:                                SPECTRA FUND

[SUZAN PANNE SIG OMITTED]                    By: [FREDERICK A. BLUM SIG OMITTED]
-------------------------                        -------------------------------
                                             Name:  Frederick A. Blum
                                             Title: Executive Vice President

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

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

Argentina                   Citibank, N.A.


Australia                   Westpac Banking Corporation

                            Citibank Pty. Limited


Austria                     Erste Bank der Osterreichischen Sparkassen AG


Bahrain                     HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Bangladesh                  Standard Chartered Bank


Belgium                     BNP Paribas Securities Services, S.A.


Benin                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Bermuda                     The Bank of Bermuda Limited


Botswana                    Barclays Bank of Botswana Limited


Brazil                      Citibank, N.A.


Bulgaria                    ING Bank N.V.


Burkina Faso                via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Canada                      State Street Trust Company Canada


Cayman Islands              Bank of Nova Scotia Trust Company (Cayman) Ltd.


Chile                       BankBoston, N.A.



                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

People's Republic           The Hongkong and Shanghai Banking Corporation Limited,
of China                    Shanghai and Shenzhen branches


Colombia                    Cititrust Colombia S.A. Sociedad Fiduciaria


Costa Rica                  Banco BCT S.A.


Croatia                     Privredna Banka Zagreb d.d


Cyprus                      Cyprus Popular Bank Ltd.


Czech Republic              Ceskoslovenska Obchodni Banka, A.S.


Denmark                     Danske Bank A/S


Ecuador                     Banco de la Produccion S.A.


Egypt                       HSBC Bank Egypt S.A.E.
                            (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Estonia                     AS Hansabank


Finland                     Nordea Bank Finland Plc.


France                      BNP Paribas Securities Services, S.A.


Germany                     Deutsche Bank AG


Ghana                       Barclays Bank of Ghana Limited


Greece                      National Bank of Greece S.A.

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

Guinea-Bissau               via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Hong Kong                   Standard Chartered Bank (Hong Kong) Limited


Hungary                     HVB Bank Hungary Rt.


Iceland                     Kaupthing Bank hf.


India                       Deutsche Bank AG

                            The Hongkong and Shanghai Banking Corporation Limited


Indonesia                   Deutsche Bank AG


Ireland                     Bank of Ireland


Israel                      Bank Hapoalim B.M.


Italy                       BNP Paribas Securities Services, S.A.


Ivory Coast                 Societe Generale de Banques en Cote d'Ivoire


Jamaica                     Bank of Nova Scotia Jamaica Ltd.


Japan                       Mizuho Corporate Bank Ltd.


                            Sumitomo Mitsui Banking Corporation


Jordan                      HSBC Bank Middle East
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)


Kazakhstan                  HSBC Bank Kazakhstan
                            (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

Kenya                       Barclays Bank of Kenya Limited


Republic of Korea           Deutsche Bank AG

                            The Hongkong and Shanghai Banking Corporation Limited


Latvia                      A/s Hansabanka


Lebanon                     HSBC Bank Middle East
                            (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Lithuania                   Vilniaus Bankas AB


Malaysia                    Standard Chartered Bank Malaysia Berhad


Mali                        via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Malta                       HSBC Bank Malta Plc.


Mauritius                   The Hongkong and Shanghai Banking Corporation Limited


Mexico                      Banco Nacional de Mexico S.A.


Morocco                     Banque Commerciale du Maroc


Namibia                     Standard Bank Namibia Limited


Netherlands                 Deutsche Bank N.V.

                            KAS BANK N.V.


New Zealand                 Westpac Banking Corporation

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

Niger                       via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast


Nigeria                     Stanbic Bank Nigeria Limited


Norway                      Nordea Bank Norge ASA


Oman                        HSBC Bank Middle East
                            (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Pakistan                    Deutsche Bank AG


Palestine                   HSBC Bank Middle East
                            (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Panama                      BankBoston, N.A.


Peru                        Citibank del Peru, S.A.


Philippines                 Standard Chartered Bank


Poland                      Bank Handlowy w Warszawie S.A.


Portugal                    Banco Comercial Portugues S.A.


Puerto Rico                 Citibank N.A.


Qatar                       HSBC Bank Middle East
                            (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


Romania                     ING Bank N.V.


Russia                      ING Bank (Eurasia) ZAO, Moscow


Senegal                     via Societe Generale de Banques en Cote d'Ivoire, Abidjan, Ivory Coast

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

Singapore                   DBS Bank Limited

                            United Overseas Bank Limited


Slovak Republic             Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej banky v SR


Slovenia                    Bank Austria Creditanstalt d.d. - Ljubljana


South Afiica                Nedcor Bank Limited

                            Standard Bank of South Africa Limited


Spain                       Santander Central Hispano Investment S.A.


Sri Lanka                   The Hongkong and Shanghai Banking Corporation Limited


Swaziland                   Standard Bank Swaziland Limited


Sweden                      Skandinaviska Enskilda Banken AB


Switzerland                 UBS AG


Taiwan - R.O.C.             Central Trust of China


Thailand                    Standard Chartered Bank


Togo                        via Societe Generale de Banques en Cote d'lvoire, Abidjan, Ivory Coast


Trinidad & Tobago           Republic Bank Limited


Tunisia                     Banque Internationale Arabe de Tunisie

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY                     SUBCUSTODIAN

Turkey                      Citibank, A.S.


Uganda                      Barclays Bank of Uganda Limited


Ukraine                     ING Bank Ukraine


United Arab Emirates        HSBC Bank Middle East
                            (as delegate of The Hongkong and Shanghai Banking Corporation Limited)


United Kingdom              State Street Bank and Trust Company, United Kingdom Branch


Uruguay                     BankBoston, N.A.


Venezuela                   Citibank, N.A.


Vietnam                     The Hongkong and Shanghai Banking Corporation Limited


Zambia                      Barclays Bank of Zambia Plc.


Zimbabwe                    Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Argentina                   Caja de Valores S.A.


Australia                   Austraclear Limited


Austria                     Oesterreichische Kontrollbank AG
                            (Wertpapiersammelbank Division)


Bahrain                     Clearing, Settlement, and Depository System of the Bahrain Stock Exchange


Bangladesh                  Central Depository Bangladesh Limited


Belgium                     Banque Nationale de Belgique

                            Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A.


Benin                       Depositaire Central - Banque de Reglement


Bermuda                     Bermuda Securities Depository


Brazil                      Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

                            Companhia Brasileira de Liquidacao e Custodia

                            Sistema Especial de Liquidacao e de Custodia (SELIC)


Bulgaria                    Bulgarian National Bank

                            Central Depository AD


Burkina Faso                Depositaire Central - Banque de Reglement


Canada                      The Canadian Depository for Securities Limited


Chile                       Deposito Central de Valores S.A.

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

People's Republic           China Securities Depository and Clearing Corporation Limited
of China                    Shanghai Branch

                            China Securities Depository and Clearing Corporation Limited
                            Shenzhen Branch


Colombia                    Deposito Central de Valores

                            Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)


Costa Rica                  Central de Valores S.A.


Croatia                     Sredisnja Depozitarna Agencija d.d.


Cyprus                      Central Depository and Central Registry


Czech Republic              Czech National Bank

                            Stredisko cennych papiru - Ceskta republika


Denmark                     Vaerdipapircentralen (Danish Securities Center)


Egypt                       Misr for Clearing, Settlement, and Depository S.A.E.


Estonia                     AS Eesti Vaartpaberikeskus


Finland                     Suomen Arvopaperikeskus


France                      Euroclear France


Germany                     Clearstream Banking AG, Frankfurt


Greece                      Apothetirion Titlon AE - Central Securities Depository

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

                            Bank of Greece,
                            System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau               Depositaire Central - Banque de Reglement


Hong Kong                   Central Moneymarkets Unit

                            Hong Kong Securities Clearing Company Limited


Hungary                     Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)


Iceland                     Icelandic Securities Depository Limited


India                       Central Depository Services (India) Limited

                            National Securities Depository Limited

                            Reserve Bank of India


Indonesia                   Bank Indonesia

                            PT Kustodian Sentral Efek Indonesia


Israel                      Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)


Italy                       Monte Titoli S.p.A.


Ivory Coast                 Depositaire Central - Banque de Reglement


Jamaica                     Jamaica Central Securities Depository


Japan                       Bank of Japan - Net System

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

                            Japan Securities Depository Center (JASDEC) Incorporated


Kazakhstan                  Central Securities Depository


Kenya                       Central Bank of Kenya


Republic of Korea           Korea Securities Depository


Latvia                      Latvian Central Depository


Lebanon                     Banque du Liban

                            Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.


Lithuania                   Central Securities Depository of Lithuania


Malaysia                    Bank Negara Malaysia

                            Bursa Malaysia Depository Sdn. Bhd.


Mali                        Depositaire Central - Banque de Reglement


Malta                       Central Securities Depository of the Malta Stock Exchange


Mauritius                   Bank of Mauritius

                            Central Depository and Settlement Co. Ltd.


Mexico                      S.D. Indeval, S.A. de C.V.


Morocco                     Maroclear

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Namibia                     Bank of Namibia


Netherlands                 Euroclear Nederland


New Zealand                 New Zealand Central Securities Depository Limited


Niger                       Depositaire Central - Banque de Reglement


Nigeria                     Central Securities Clearing System Limited


Norway                      Verdipapirsentralen (Norwegian Central Securities Depository)


Oman                        Muscat Depository & Securities Registration Company, SAOC


Pakistan                    Central Depository Company of Pakistan Limited

                            State Bank of Pakistan


Palestine                   Clearing, Depository and Settlement, a department
                            of the Palestine Stock Exchange


Panama                      Central Latinoamericana de Valores, S.A. (LatinClear)


Peru                        Caja de Valores y Liquidaciones, Institucion de
                            Compensacion y Liquidacion de Valores S.A


Philippines                 Philippine Central Depository, Inc.

                            Registry of Scripless Securities (ROSS) of the Bureau of Treasury


Poland                      Rejestr Papierow Wartosciowych
                            Krajowy Depozyt Papierow Wartosciowych S.A.

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES




Portugal                    INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao
                            e de Sistemas Centralizados de Valores Mobiliarios, S.A.


Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market


Romania                     Bucharest Stock Exchange Registry Division

                            National Bank of Romania

                            National Securities Clearing, Settlement and Depository Company


Russia                      Vneshtorgbank, Bank for Foreign Trade of the Russian Federation


Senegal                     Depositaire Central - Banque de Reglement


Singapore                   The Central Depository (Pte) Limited

                            Monetary Authority of Singapore


Slovak Republic             Naodna banka slovenska

                            Centralny depozitar cennych papierov SR, a.s.


Slovenia                    KDD - Centralna klirinsko depotna druzba d.d.


South Africa                Share Transactions Totally Electronic (STRATE) Ltd.


Spain                       IBERCLEAR


Sri Lanka                   Central Depository System (Pvt) Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Sweden                      Vardepapperscentralen VPC AB
                            (Swedish Central Securities Depository)


Switzerland                 SegaIntersettle AG (SIS)


Taiwan - R.O.C.             Taiwan Securities Central Depository Company Limited


Thailand                    Bank of Thailand

                            Thailand Securities Depository Company Limited


Togo                        Depositaire Central - Banque de Reglement


Trinidad and Tobago         Trinidad and Tobago Central Bank


Tunisia                     Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)


Turkey                      Central Bank of Turkey

                            Takas ve Saklama Bankasi A.S. (TAKASBANK)


Uganda                      Bank of Uganda


Ukraine                     Mizhregionalny Fondovy Souz

                            National Bank of Ukraine


United Arab Emirates        Clearing and Depository System,
                            a department of the Dubai Financial Market


United Kingdom              CrestCo.

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

COUNTRY                     DEPOSITORIES

Uruguay                     Banco Central del Uruguay


Venezuela                   Banco Central de Venezuela


Vietnam                     Securities Registration, Clearing and Settlement,
                            Depository Department of the Securities Trading Center


Zambia                      BANK of Zambia

                            LuSE Central Shares Depository Limited



TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                           BRIEF DESCRIPTION
-------------------------------                           -----------------
(SCHEDULED FREQUENCY)

THE GUIDE TO CUSTODY IN WORLD MARKETS     An overview of settlement and safekeeping procedures,
(hardcopy annually and regular            custody practices and foreign investor considerations for the
website updates)                          markets in which State Street offers custodial services.

GLOBAL CUSTODY NETWORK REVIEW             Information relating to Foreign Sub-Custodians in State Street's
(annually)                                Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-
                                          Custodian banks.

SECURITIES DEPOSITORY REVIEW              Custody risk analyses of the Foreign Securities Depositories presently
(annually)                                operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

GLOBAL LEGAL SURVEY                       With respect to each market in which State Street offers custodial
(annually)                                services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a
                                          Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                          Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                          Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

SUBCUSTODIAN AGREEMENTS                   Copies of the contracts that State Street has entered into with each
(annual1y)                                Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

GLOBAL MARKET BULLETIN                    Information on changing settlement and custody conditions in
(daily or as necessary)                   markets where State Street offers custodial services.
                                          Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories                For those markets where State Street offers custodial
(as necessary)                            services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                   Informational letters and accompanying materials confirming
(presently on a quarterly                 State Street's foreign custody arrangements, including a
basis or as otherwise necessary)          summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.